EXHIBIT 10.1

AMENDED AND RESTATED ARTICLES

TO THE ARTICLES OF INCORPORATION

OF

GLOBAL GOLD ROYALTY, INC

Pursuant to the provisions of Section 78.385, et seq., of the Nevada Revised Statutes, Global Gold Royalty, Inc., a Nevada corporation, hereafter referred to as the “Corporation” hereby adopts the following Amended and Restated Article to its Articles of Incorporation:

FIRST: The name of the Corporation is Global Gold Royalty, Inc.

SECOND: Article I shall be amended to change the name of the Corporation to Stem Cell, Inc.

THIRD: By executing these Certificate of Amendment to the Articles of Incorporation, the director and secretary of the Corporation do hereby certify that on August 10, 2023, the foregoing amendment to the Articles of Incorporation of Global Gold Royalty, Inc., was authorized and approved pursuant to Section 78.390 of the Nevada Revised Statutes by the consent of the majority of the Corporation’s shareholders. The number of issued and outstanding shares entitled to vote on the foregoing amendment to the Articles of Incorporation was 20,155,300 of which 20,000,000 shares voted for, and no shares voted against and 155,300 shares abstained from the foregoing amendment to the Articles of Incorporation. No other class of shares was entitled to vote thereon as a class.

DATED this 10th day of August, 2023.

/s/ Sam Kwok
Sam Kwok, DIRECTOR